Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis – September 2013

Series	2003-4
Deal Size	$725MM
Expected Maturity	10/15/2013

Yield	84.66%
Less: Coupon	1.17%
Servicing Fee	1.50%
Net Credit Losses	5.34%
Excess Spread :
September-13	76.65%
August-13	6.55%
July-13	8.97%
Three Month Average Excess Spread	30.72%

Delinquency:
30 to 59 Days	0.47%
60 to 89 Days	0.33%
90+ Days	0.72%
Total	1.52%

Principal Payment Rate	24.95%

Note:	The Controlled Accumulation period for Series 2003-4 commenced at the close of business on March 31, 2013. The performance statistics for Series 2003-4 reflect the impact of principal accumulation.